EXHIBIT 10.31
                                  CONFIDENTIAL
                              SEPARATION AGREEMENT




         This Confidential Separation Agreement (the "Agreement") is entered into between Lynx Therapeutics, Inc. (the "Company") and David W. Martin, Jr. ("Dr. Martin").

         1. SEPARATION. Dr. Martin's last day of work with the Company was November 1, 1996 (the "Separation Date"). Effective as of the Separation Date, Dr. Martin hereby resigns from any and all of his positions as an officer or director of the Company and its subsidiaries, including Spectragen, Inc.

         2. ACCRUED SALARY AND PAID TIME OFF. The Company has paid Dr. Martin all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholding, and Dr. Martin acknowledges receipt of such payment.

         3. SEVERANCE. In lieu of the severance benefits provided for In Dr. Martin's Employment Agreement dated as of April 3, 1995 (the "Employment Agreement"), the Company agrees to provide Dr. Martin with the severance benefits described below:

                  a. The Company will continue to pay Dr. Martin at the annual base salary rate of $200,000 in semi-monthly installments for twelve (12) months from the Separation Date. On or prior to the tenth day of each month, Dr. Martin shall provide the Company with a written statement of any income that has been earned by him from other sources of employment (but excluding for this purpose director fees paid to Dr. Martin in respect of directorships he currently holds), and fifty percent (50%) of any such earnings shall be applied to a reduction of payments due to Dr. Martin under this subparagraph.

                  b. The Company will advance  $17,333 to Dr. Martin within five
(5) days of execution of this Separation Agreement pursuant to the Loan Agreement dated as of May 1, 1995, in order to bring the outstanding principal balance of such loan to $150,000. Such advance will be applied to the reduction of debt to the company as stated in Paragraph 5 below. No further advances will be made under such agreement, and the Company agrees to forgive the principal, and accrued interest, effective January 1, 1997 (an aggregate of $157,861.58).

                  c. Because the Company believes, on the advice of its counsel, that the severance payment and the forgiven Promissory Note balance (as described in 3.b. above) may be treated as taxable income to Dr. Martin under current state and federal income tax statutes and regulations, the Company may deduct taxes from its cash payments due to Dr. Martin hereunder.


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         4. HEALTH  INSURANCE.  To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, Dr. Martin will be eligible to continue his medical and dental insurance benefits. Dr. Martin will be provided with a separate notice of his COBRA rights. If Dr. Martin elects continued coverage under COBRA, Dr. Martin will be responsible for the payment of the COBRA premiums.

         5. EQUITY; PROMISSORY NOTE. In connection with the exercise of stock options granted to him, Dr. Martin and the Company entered into a Stock Purchase Agreement dated as of May 1, 1995 (the "Stock Purchase Agreement") pursuant to which Dr. Martin purchased 250,000 shares of Common Stock with a Promissory Note in the principal amount of $450,000. Together with accrued interest, the amount outstanding under such note was $498,060 at the Separation Date. Under the terms of the Stock Purchase Agreement 157,500 shares are currently unvested and subject to a repurchase option in favor of the Company at an aggregate price of $329,273. The Company hereby exercises its option, and the exercise price shall be applied to payment of the Promissory Note (reducing the balance to $168,787). The advance of $17,333 described in Paragraph 3.b above will also be applied to payment of the Promissory Note (reducing the balance to $151,454). Dr. Martin agrees to pay the remaining balance in full on or before November 30, 1996, and acknowledges and agrees that the Company can and will exercise its rights as a secured creditor (including execution of a sale of collateral in the market) if such balance is not paid when due. Upon payment in full of the Promissory Note, the Company agrees to cancel the Promissory Note and to deliver to Mr. Martin a stock certificate representing the balance of the Common Stock currently held in escrow pursuant to the Stock Purchase Agreement as soon as it can be processed by the Company's transfer agent.

         6. OTHER COMPENSATION OR BENEFITS. Dr. Martin acknowledges that, except for the closing costs to which he is entitled per the April 1995 agreement and as expressly provided in this Agreement, he will not receive any additional compensation, severance or benefits after the Separation Date.

         7. EXPENSE REIMBURSEMENTS. Dr. Martin agrees that, prior to November 30, 1996, he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company will reimburse Dr. Martin for these expenses pursuant to its regular business practice.

         8. RETURN OF COMPANY PROPERTY. By the date of execution of this Agreement, Dr. Martin agrees to return to the Company all Company documents (and all copies thereof) and other Company property which he has had in his possession at any time, including, but not limited to, Company files, notes and notebooks, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Dr. Martin has two notebooks in his possession in which he has maintained a diary of activities for the Company and otherwise. Dr. Martin will make

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these  notebooks  available  to the Company  for  copying  but may retain  them, subject to his continuing obligations regarding confidentiality.

         9. PROPRIETARY INFORMATION OBLIGATIONS. Dr. Martin acknowledges his continuing obligations, both during and after his employment, under his Employee Invention Agreement to disclose covered inventions and not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.

         10. SOLICITATION. Dr. Martin agrees that for one year following the Separation Date, he will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity. Dr. Martin agrees not to initiate any dialogue with any employee or consultant of the Company concerning the Company's management or business affairs.

         11. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Dr. Martin and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. The Company will, and Dr. Martin may, disclose that Dr. Martin has resigned as a result of differences over future corporate development priorities and management style. Dr. Martin agrees not to make any disclosure inconsistent with the foregoing. All inquiries from third parties regarding references for Dr. Martin shall be referred to Kathy San Roman (Human Resources), who shall respond only by stating that it is company policy to state no more then already disclosed and giving Dr. Martin's dates of employment, that his last position held was President and Chief Executive Officer, and his last salary.

         12. DISPUTE RESOLUTION. Dr. Martin and the Company agree that all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by confidential final and binding arbitration through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS"), in San Francisco, California, under the then-existing JAMS arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

         13. RELEASE. In exchange for the payments and other consideration under this Agreement to which he would not otherwise be entitled, Dr. Martin agrees to execute the Employee Agreement and Release attached hereto as Exhibit A.

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         14. MISCELLANEOUS. This Agreement, including Exhibit A, constitutes the complete,  final and exclusive  embodiment of the entire  agreement  between Dr.
Martin  and the  Company  with  regard  to this  subject  matter  and  expressly
supersedes  the  Employment   Agreement  (but  not  Dr.   Martin's   Proprietary
Information Agreement, which remains in full force and effect). It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Dr. Martin and a duly authorized
officer  of  the  Company.   This  Agreement  shall  bind  the  heirs,  personal
representatives, successors and assigns of both Dr. Martin and the Company, and inure to the benefit of both parties, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. Both parties acknowledge that they have had the opportunity to seek advice regarding this Agreement from their respective counsel. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

                                            LYNX THERAPEUTICS, INC.


Dated:  November 11, 1996                       By:    /s/ Craig Taylor
                                                   -----------------------------
                                                      Craig Taylor
                                                      Chief Financial Officer


Dated:  November 11, 1996                             /s/ David W. Martin, Jr.
                                                   -----------------------------
                                                      David W. Martin, Jr.

Exhibit A - Employee Agreement and Release




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                                    EXHIBIT A

                         EMPLOYEE AGREEMENT AND RELEASE



         Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge Lynx Therapeutics, Inc. (the "Company"), its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, and damages, in law, equity, or otherwise, arising out of or in any way related to events, acts or conduct at any time prior to and including the date this Agreement is signed or the Separation Date, whichever is later, and which arise out of or are in any way connected with wrongful termination of my employment with the Company or any compensatory damages therefor; claims or demands related to stock, stock options, or expense reimbursements (except as set forth in this agreement); and claims pursuant to any federal, state or local anti-discrimination law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act, as amended. Not withstanding anything in this Agreement or this Exhibit A, the parties agree that this Agreement and Exhibit A shall not constitute a release of any rights or claims by me, whether pursuant to statute or insurance or otherwise, to indemnity and defense, and attorneys fees and costs of defense in connection with any claims regarding any acts or omissions within the course and scope of my employment and/or directorship with the Company, nor shall this Agreement or its Exhibit A constitute a release of any claim for breach of this Agreement



                             By:      /s/ David W. Martin, Jr.
                                   -----------------------------------------
                                          David W. Martin, Jr.

                             Date:        November 14, 1996
                                   -----------------------------------------